Exhibit 99.1

DeVry Inc. Reports Strong Fiscal 2008 Third-Quarter Results,
Enrollment at DeVry University, Ross University

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--DeVry Inc. (NYSE: DV), a global provider of educational services, reported today its financial results for the fiscal 2008 third quarter and the nine-month period ended March 31, 2008. DeVry also reported enrollment at DeVry University and Ross University.

Three Months Ended March 31

  Revenues in the fiscal 2008 period increased 18.4 percent to $291.0 million, compared with $245.8 million for the same quarter one year ago.
  Operating income in the fiscal 2008 period was $50.6 million compared to $29.6 million for the same period last year, an increase of 70.9 percent.
  Net income for the fiscal 2008 period was $38.3 million compared to $22.9 million in the same period last year, an increase of 67.2 percent. In the fiscal 2008 period diluted earnings per share were $0.53 compared with $0.32 per diluted share last year, an increase of 65.6 percent. Third-quarter diluted weighted average shares outstanding increased to 72,515,000 in fiscal 2008 from 71,512,000 in fiscal 2007.

Nine Months Ended March 31

  In the fiscal 2008 period, revenues were up 16.3 percent to $815.0 million compared to $700.6 million last year.
  Operating income increased 55.8 percent to $131.4 million in the fiscal 2008 period compared to $84.3 million for the same period last year.
  Net income for the fiscal 2008 period increased 67.6 percent to $101.0 million compared to $60.2 million in the same period last year. In the fiscal 2008 period diluted earnings per share were $1.40 compared with $0.85 per diluted share last year, an increase of 64.7 percent. Nine-month diluted weighted average shares outstanding increased to 72,358,000 in fiscal 2008 from 71,279,000 in fiscal 2007.

Net income in the first nine months of fiscal 2008 includes the up front loss of $2.3 million, net of tax, from the sale/leaseback transactions at Phoenix, Seattle, and Alpharetta, Ga. Fiscal 2007 results included gains from the West Hills, Calif., facility and Tinley Park, Ill., excess land sales. These gains were partially offset by severance related costs for workforce reductions, netting $11.8 million, after-tax. Excluding these discrete items from both years, net income for the first nine months totaled $103.2 million in fiscal 2008 versus $48.5 million in fiscal 2007, an increase of 113 percent, while nine-month earnings per share totaled $1.43 in fiscal 2008 versus $0.68 in fiscal 2007, an increase of 110 percent.

“We are pleased with the strong performance from all our operations through the first nine months of fiscal 2008,” said Daniel Hamburger, DeVry Inc.’s president and chief executive officer. “Continued improvements in the new student recruiting process and robust market demand for our high-quality programs resulted in solid enrollment results in the spring. These results combined with operating leverage enabled DeVry to deliver another quarter of outstanding earnings growth.”

Hamburger added, “As we indicated last quarter, investments in marketing, recruiting, information technology and human resources will continue into the fourth quarter. Although these actions will increase our costs in the near term, we believe they will help us achieve even greater long-term momentum.”

Business Highlights:

DeVry University

Student Enrollment

DeVry University achieved its tenth consecutive period of positive undergraduate new student growth and its seventh consecutive period of positive total student enrollment growth. In Spring 2008, new undergraduate student enrollment increased 12.1 percent to 12,410 students, compared to 11,075 students in the prior year. Total student enrollment increased 10.3 percent to 44,814 students, compared to 40,637 in Spring 2007.

For the January 2008 session at DeVry University’s Keller Graduate School of Management (KGSM), the number of graduate coursetakers reached an all-time record of 17,377, an increase of 13.7 percent over January 2007. For the March 2008 session at KGSM, the number of graduate coursetakers was 17,005, an increase of 15.2 percent over prior year.

The total number of online undergraduate and graduate coursetakers in March 2008 improved 25.0 percent over Spring 2007, outpacing growth in the online market of 17 percent, according to Eduventures.

Real Estate Optimization

During the third quarter, DeVry University opened new locations in Louisville, Ky., and Palmdale, Calif., and completed a sale-leaseback transaction at its Houston facility. The Houston transaction resulted in gross proceeds of $14.5 million and is expected to improve net income by $200,000 annually. Additionally, the university is relocating its Decatur, Ga., campus to downtown Decatur later this year and has offered the existing facility for sale.

New Personnel

During the third quarter, DeVry University appointed John Birmingham as its chief marketing officer and appointed leadership at its newest locations in Louisville, Ky., and Palmdale, Calif.

Employment Statistics

System-wide, 92.6 percent of DeVry University’s graduates for the year ending June 2007 were in the active job market and employed in their fields within 6 months of graduation at an average starting salary of $42,805.

Ross University

In the January 2008 term at Ross University, new students increased 11.1 percent to 551, and total student enrollment reached a record high of 4,011 students, an increase of 7.0 percent over the January 2007 term.

Chamberlain College of Nursing

Chamberlain College of Nursing opened new campuses in Addison, Ill., and Phoenix in March 2008, co-locating its programs with DeVry University campuses. Chamberlain plans to expand at the rate of one new location per year pending future state approvals.

Becker Professional Review

As a result of continued demand for highly-skilled finance and accounting professionals, Becker Professional Review once again experienced strong results in the third quarter, with revenue increasing 30.4 percent over the third quarter last year. During the quarter, Becker further strengthened its management talent by adding several key members to its marketing, business development and management teams. In April, Becker opened a new office in Hong Kong to meet the strong demand for its products and services in the Asian marketplace.

Balance Sheet and Cash Flow

Net interest income for the 2008 fiscal third quarter was approximately $2.7 million, compared to $1.2 million last year. This improvement, combined with strong operating results, resulted in operating cash flow of approximately $73.2 million in the fiscal 2008 third quarter and approximately $205.3 million in the first nine months of fiscal 2008. The ending cash and short- and long-term investment balances of $310 million compared to $136 million a year ago.

Share Repurchase Plan

During the third quarter of fiscal 2008, DeVry repurchased approximately 214,000 shares of its common stock at a cost of approximately $10.0 million. As of March 31, 2008, 820,573 shares of DeVry stock have been purchased on the open market as part of this program for a total of $30.7 million at an average cost of $37.46 per share.

Conference Call With Management

DeVry Inc. will hold a conference call to discuss its fiscal 2008 third-quarter financial and spring enrollment results on April 24, 2008, at 3:30 p.m. Central time (4:30 p.m. Eastern time). The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 831-6162 (domestic) or (617) 213-8852 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1745021. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The company will archive a telephone replay of the call until May 8, 2008. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 17578527. To access the webcast replay, please visit the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880& eventID=1745021. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2008	FY 2007	% Change
Revenues	$290,973	$245,825	+18.4%
Net Income	$38,318	$22,924	+67.2%
Earnings per Share (diluted)	$0.53	$0.32	+65.6%
Number of common shares (diluted)	72,515	71,512	+1.4%
	Nine Months
	FY 2008	FY 2007	% Change
Revenues	$815,028	$700,644	+16.3%
Net Income	$100,966	$60,241	+67.6%
Earnings per Share (diluted)	$1.40	$0.85	+64.7%
Number of common shares (diluted)	72,358	71,279	+1.5%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

The following table illustrates the effects of the gain/loss on the sale of facilities on the company’s earnings. The non-GAAP disclosure of net income and earnings per share, excluding these items, is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago period. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	First Nine Months
	FY2008	FY2007
Net Income	$100,966	$60,241
Earnings per Share (diluted)	$1.40	$0.85
Loss/(Gain) on Facility Sales (net of tax)	$2,279	$(12,411)
Earnings per Share (diluted)	$0.03	$(0.17)
Separation Plan Severance (net of tax)	-	$654
Earnings per Share (diluted)	-	$0.01
Net Income Excluding the Loss/(Gain) on Facility Sales and Separation Plan Severance (net of Tax)	$103,245	$48,484
Earnings per Share (diluted)	$1.43	$0.68

Spring 2008 Enrollment Results

2008	2007	% Change
DeVry University
Undergraduate
New students (onsite/online)	12,410	11,075	+12.1%
Total students (onsite/online)	44,814	40,637	+10.3%

Graduate coursetakers[1]
January	17,377	15,278	+13.7%
March	17,005	14,756	+15.2%

Online coursetakers[1] - March	43,889	35,111	+25.0%

Ross University - January
New students	551	496	+11.1%
Total students	4,011	3,747	+7.0%

Employment Statistics	Period	Percent Employed[2]	Average Salary
DeVry University (Undergraduate)	Oct 06-Feb 07-Jun 07	92.6%	$42,805

1The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

2Graduates who actively pursued employment or who were already employed when they graduated and held positions in their chosen fields within six months of graduation. Include bachelor’s and associates degree graduates.

Chart 1 – Historical DeVry University Undergraduate Enrollments

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5667783)

Chart 2 – DeVry Inc. Five-Year Strategic Plan

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5667783)

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 200

7.

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2008	2007	2007
ASSETS

Current Assets

Cash and Cash Equivalents	$249,580	$129,155	$135,821
Marketable Securities	2,345	-	-
Restricted Cash	23,077	14,483	58,042
Accounts Receivable, Net	121,523	43,084	95,490
Inventories	63	141	125
Deferred Income Taxes, Net	17,287	13,915	15,501
Prepaid Expenses and Other	20,698	18,207	15,196

Total Current Assets	434,573	218,985	320,175

Land, Buildings and Equipment

Land	47,478	60,570	60,578
Buildings	200,617	218,836	214,517
Equipment	276,921	260,847	257,757
Construction In Progress	5,816	15,816	15,367

	530,832	556,069	548,219

Accumulated Depreciation and Amortization	(308,001)	(296,742)	(290,655)

Land, Buildings and Equipment, Net	222,831	259,327	257,564

Other Assets

Intangible Assets, Net	63,859	56,920	58,344
Goodwill	308,671	291,113	291,113
Perkins Program Fund, Net	13,450	13,450	13,450
Marketable Securities	57,637	-	-
Other Assets	14,871	4,318	6,515

Total Other Assets	458,488	365,801	369,422

TOTAL ASSETS	$1,115,892	$844,113	$947,161

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2008	2007	2007
LIABILITIES

Current Liabilities

Accounts Payable	$36,895	$34,295	$34,283
Accrued Salaries, Wages and Benefits	43,049	47,093	39,912
Accrued Expenses	36,196	32,737	35,771
Advance Tuition Payments	21,405	14,402	12,311
Deferred Tuition Revenue	195,869	37,348	167,064

Total Current Liabilities	333,414	165,875	289,341

Other Liabilities

Deferred Income Taxes, Net	13,809	18,343	11,811
Accrued Postemployment Agreements	4,114	4,901	5,144
Deferred Rent and Other	28,158	13,028	14,855

Total Other Liabilities	46,081	36,272	31,810

TOTAL LIABILITIES	379,495	202,147	321,151

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized, 71,333,000, 71,131,000 and 70,885,000 Shares issued and outstanding at March 31, 2008, June 30, 2007 and March 31, 2007, respectively.	722	716	711
Additional Paid-in Capital	164,634	143,580	133,999
Retained Earnings	606,781	510,979	498,589
Accumulated Other Comprehensive Loss	(2,644)	(918)	(159)
Treasury Stock, at Cost (905,384, 436,786, 275,221 Shares, Respectively)	(33,096)	(12,391)	(7,130)

TOTAL SHAREHOLDERS' EQUITY	736,397	641,966	626,010

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,115,892	$844,113	$947,161

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2008	2007	2008	2007

REVENUES:

Tuition	$265,253	$226,141	$746,169	$645,850
Other Educational	25,720	19,684	68,859	54,794

Total Revenues	290,973	245,825	815,028	700,644

OPERATING COSTS AND EXPENSES:

Cost of Educational Services	130,846	125,815	375,761	366,699
Separation Plan Severance	-	1,097	-	1,097
Loss (Gain) on Sale of Assets	-	(957)	3,743	(20,812)
Student Services and Administrative Expense	109,576	90,283	304,138	269,319

Total Operating Costs and Expenses	240,422	216,238	683,642	616,303

Operating Income	50,551	29,587	131,386	84,341

INTEREST:
Interest Income	2,823	1,956	8,122	5,326
Interest Expense	(99)	(774)	(418)	(4,663)

Net Interest Income (Expense)	2,724	1,182	7,704	663

Income Before Income Taxes	53,275	30,769	139,090	85,004

Income Tax Provision	14,957	7,845	38,124	24,763

NET INCOME	$38,318	$22,924	$100,966	$60,241

EARNINGS PER COMMON SHARE
Basic	$0.54	$0.32	$1.42	$0.85
Diluted	$0.53	$0.32	$1.40	$0.85

Cash Dividend Declared per Common Share	$-	$-	$0.06	$0.05

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$100,966	$60,241
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Stock-Based Compensation Charge	4,287	4,347
Depreciation	25,997	26,826
Amortization	4,018	6,568
Provision for Refunds and Uncollectible Accounts	42,197	39,184
Deferred Income Taxes	(6,880)	(2,734)
Loss (Gain) on Disposals of Land, Buildings and Equipment	3,760	(20,575)
Changes in Assets and Liabilities, Net of Effects from Acquisition of Business:
Restricted Cash	(8,591)	(37,412)
Accounts Receivable	(116,582)	(88,120)
Inventories	83	4
Prepaid Expenses And Other	(11,042)	(2,276)
Accounts Payable	2,527	(5,392)
Accrued Salaries, Wages, Expenses and Benefits	1,593	12,469
Advance Tuition Payments	6,985	(4,250)
Deferred Tuition Revenue	156,004	135,295

NET CASH PROVIDED BY OPERATING ACTIVITIES	205,322	124,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(37,392)	(27,539)
Net Proceeds from Sales of Land and Building	52,571	36,642
Payment for Purchase of Business, Net of Cash Acquired	(27,590)	-
Marketable Securities Purchased	(246,278)	-
Marketable Securities-Maturities and Sales	184,854	-

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(73,835)	9,103

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	15,487	4,738
Reissuance of Treasury Stock	787	674
Repurchase of Common Stock for Treasury	(20,206)	(5,317)
Cash Dividend Paid	(7,840)	(3,545)
Excess Tax Benefit from Stock-Based Payments	2,865	180
Borrowings from Revolving Credit Facility	25,000	40,000
Repayments Under Revolving Credit Facilities	(26,895)	(50,000)
Repayments Under Senior Notes	-	(115,000)

NET CASH USED IN FINANCING ACTIVITIES	(10,802)	(128,270)

Effects of Exchange Rate Differences	(260)	230

NET INCREASE IN CASH AND CASH EQUIVALENTS	120,425	5,238

Cash and Cash Equivalents at Beginning of Period	129,155	130,583

Cash and Cash Equivalents at End of Period	$249,580	$135,821

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

REVENUES:
DeVry University	$222,609	$191,418	16.3%	$630,768	$549,646	14.8%
Professional and Training	22,479	17,234	30.4%	58,549	47,981	22.0%
Medical & Healthcare	45,885	37,173	23.4%	125,711	103,017	22.0%

Total Consolidated Revenues	290,973	245,825	18.4%	815,028	700,644	16.3%

OPERATING INCOME:
DeVry University	27,370	12,360	121.4%	71,151	37,449	90.0%
Professional and Training	10,930	6,822	60.2%	24,662	16,819	46.6%
Medical & Healthcare	14,464	12,596	14.8%	41,327	37,182	11.1%
Reconciling Items:
Amortization Expense	(1,513)	(1,806)	-16.2%	(3,914)	(5,418)	-27.8%
Depreciation and Other	(700)	(385)	81.8%	(1,840)	(1,691)	8.8%

Total Consolidated Operating Income	50,551	29,587	70.9%	131,386	84,341	55.8%

INTEREST:
Interest Income	2,823	1,956	44.3%	8,122	5,326	52.5%
Interest Expense	(99)	(774)	-87.2%	(418)	(4,663)	-91.0%

Net Interest Income (Expense)	2,724	1,182	$1,542	7,704	663	$7,041

Total Consolidated Income before Income Taxes	$53,275	$30,769	73.1%	$139,090	$85,004	63.6%

The following table displays the discrete income statement items related to the gains and losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Nine Months
	Ended March 31,
			Increase
	2008	2007	(Decrease)

DeVry University Operating Income	$71,151	$37,449	90.0%
Loss (Gain) on Sale of Assets	3,743	(20,812)	NM
Separation Plan Severance	-	1,097	NM
DeVry University Operating Income (Loss)
Excluding Gain/Loss on Sale of Assets	$74,894	$17,734	$57,160

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
David Gutierrez
dgutierrez@dresnerco.com
(312) 780-7204